O'COYNE & PHILLIPS P.S.
ATTORNEYS & COUNSELORS AT LAW
A Professional Services Corporation

* DOUGLAS M. O'COYNE, SR.			                       							LEGAL ASSISTANT:
+ SCOTT A. NIEBLING								                           			RACHEL M. SMESTAD


ROBERT F. PHILLIPS  1929-1991

* Admitted to practice in Washington,
  Idaho & the U.S. Tax Court

+ Admitted to practice in Washington


May 27, 1998



Securities and Exchange Commission
Attn:  Richard Wulff
Washington, D.C. 20549


Re:	RMX Real Estate Investment Trust, Inc.
   	SB-2 Registration
   	Consent to inclusion in disclosure document of attorney's opinion
   	File No. 333-42975


Dear Gentlemen:

As the attorneys for RMX Real Estate Investment Trust, Inc., we hereby consent to the use of our name in the above referenced matter and to all references to our firm included in or made a part of the Offering Circular and Disclosure Document for the sale of its Common Stock.


Sincerely yours,


Original Signed
DOUGLAS M. O'COYNE, SR.
Attorney at Law